UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 29, 2012

Heritage Oaks Bancorp
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-25020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

545 12th Street, Paso Robles CA	93446
(Address of Principal Executive Offices)	(Zip Code)

(805) 369-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07                      Submission of Matters to a Vote of Security Holders

On June 27, 2012, the Company held its Annual Meeting of Shareholders.  Of the 25,179,391 shares of common stock outstanding as of the record date for the meeting, 22,152,717 shares or 88% were present at the meeting in person or by proxy.  The following matters were considered and voted upon, with all nominated directors being elected and all other proposals approved.

A.	Election of Directors

Director	Shares For	Withheld
Michael J. Morris	17,274,725	2,934,372
Donald Campbell	17,338,736	2,870,361
Michael J. Behrman	17,356,262	2,852,835
Kenneth Dewar	17,371,812	2,837,285
Mark C. Fugate	17,376,664	2,832,433
Dee Lacey	17,356,377	2,852,720
Simone F. Lagomarsino	19,640,516	568,581
James J. Lynch	16,959,203	3,249,894
Daniel J. O'Hare	17,356,377	2,852,720
Michael E. Pfau	17,356,262	2,852,835
Alexander F. Simas	17,354,919	2,854,178
Lawrence P. Ward	19,033,176	1,175,921

B.	To adopt a non-binding resolution approving the executive compensation disclosed in the Proxy Statement for the Annual Meeting of Shareholders.

Shares For	Against	Abstain	Broker Non-Votes
19,059,184	1,098,700	51,213	1,943,620

C.	To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2012.

Shares For	Against	Abstain	Broker Non-Votes
21,552,109	596,612	3,996	-

D.	To adopt a resolution amending the 2005 Equity Compensation Plan to re-allocate the number of shares available for Incentive Stock Option grants under the Plan from 390,760 to 2,013,485.

Shares For	Against	Abstain	Broker Non-Votes
17,668,314	2,488,997	51,786	1,943,620

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2012
Heritage Oaks Bancorp

By:	/s/ Tom Tolda
Tom Tolda
Chief Financial Officer